    As filed with the Securities and Exchange Commission on November 16, 2000
                                                     REGISTRATION NO. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               BUDGET GROUP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               59-3227576
       (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)            Identification No.)

                                125 BASIN STREET
                                    SUITE 210
                          DAYTONA BEACH, FLORIDA 32114
   (Address, including zip code, of registrant's principal executive offices)

                       BUDGET GROUP, INC. SAVINGSPLUS PLAN
                              (Full title of plans)

                                 SANFORD MILLER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               BUDGET GROUP, INC.
                                125 BASIN STREET
                                    SUITE 210
                          DAYTONA BEACH, FLORIDA 32114
                                 (904) 238-7035
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

              ROBERT L. APRATI                    JEFFREY M. STEIN, ESQ.
          EXECUTIVE VICE PRESIDENT,                   KING & SPALDING
        GENERAL COUNSEL AND SECRETARY              191 PEACHTREE STREET
             BUDGET GROUP, INC.                 ATLANTA, GEORGIA 30303-1763
            4225 NAPERVILLE ROAD                      (404) 572-4600
           LISLE, ILLINOIS  60532

                         CALCULATION OF REGISTRATION FEE

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                                                                Proposed Maximum  Proposed Maximum     Amount of
Title of Securities to be Registered             Amount to       Offering Price       Aggregate      Registration
                                               be Registered      Per Share(2)    Offering Price(2)       Fee
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Class A Common Stock,
par value $.01 per share.....................     600,000            $ 1.94           $1,164,000        $ 307.30

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Interests in Budget Group, Inc.
SavingsPlus Plan.............................       (1)                --                --               --

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(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Class A Common Stock of Budget Group, Inc. as reported on The New York Stock Exchange on November 13, 2000.

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                                EXPLANATORY NOTE

         Effective December 31, 1998, Budget Group, Inc. (the "Company" or the "Registrant") merged the Budget Rent-a-Car of St. Louis, Inc. 401(k) Plan (the "St. Louis Plan") into the Budget Group, Inc. SavingsPlus Plan (the "SavingsPlus Plan"). Effective December 31, 1998, the Registrant merged the Team Rental Group, Inc. 401(k) Profit Sharing Plan (the "TeamRental Plan") into the SavingsPlus Plan. This Registration Statement and the accompanying prospectus relate to 600,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock") reserved for issuance under the SavingsPlus Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees and/or directors of the Registrant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

         The following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1999;

         (b) The SavingsPlus Plan's Annual Report on Form 11-K for the year ended December 31, 1999;

         (c) Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (d)      Current Report on Form 8-K, filed on January 5, 2000; and

         (e) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated April 15, 1997, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement.


Item 4.      Description of Securities.

             Inapplicable.


Item 5.      Interest of Named Experts and Counsel.

             Inapplicable.


Item 6.      Indemnification of Directors and Officers.

         The following summary is qualified in its entirety by reference to the complete statute, Restated Certificate of Incorporation, Bylaws and agreements referred to below.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide indemnification of the Registrant's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

         The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.


Item 7.      Exemption from Registration Claimed.

             Inapplicable.


Item 8.      Exhibits.

Exhibit              Description
-------              -----------



4.1                 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement
                    on Form S-4, File No. 333-78257, dated May 11, 1999).

4.2                 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                    Form S-4, File No. 333-78257, dated May 11, 1999).

4.3                 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No.
                    333-34799, dated September 26, 1997).

4.4                 Budget Rent a Car Corporation SavingsPlus Plan (as Amended and Restated
                    Effective January 1, 1993) (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, File No.
                    333-59049, dated July 14, 1998).

4.5                 Fifth Amendment to Budget Rent a Car Corporation SavingsPlus Plan,
                    dated December 10, 1997 (as Amended and Restated Effective January 1,
                    1993) (incorporated by reference to Exhibit 4.5 to the Registrant's
                    Registration Statement on Form S-8, File No. 333-82749, dated July 13,
                    1999).

4.6                 Sixth Amendment to Budget Group, Inc. SavingsPlus Plan (as Amended and
                    Restated Effective January 1, 1993), dated June 30, 1998 (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement
                    on Form S-8, File No. 333-82749, dated July 13, 1999).

4.7*                Seventh Amendment to Budget Group, Inc. SavingsPlus Plan (as Amended
                    and Restated Effective January 1, 1993), dated July 26, 1999.

4.8*                Eighth Amendment to Budget Group, Inc. SavingsPlus Plan (as Amended and
                    Restated Effective January 1, 1993), dated March 8, 2000.

5.1* Opinion of King & Spalding regarding legality of shares being registered.

23.1*               Consent of Arthur Andersen LLP.

23.2*               Consent of King & Spalding (included in Exhibit 5.1).

24.1*               Power of Attorney (included on signature page).

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*     Filed herewith


Item 9.      Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on this 16th day of November, 2000.

                           BUDGET GROUP, INC.


                           By: /s/ Sanford Miller
                              -------------------------------------------------
                              Sanford Miller
                              Chairman of the Board and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanford Miller and Robert L. Aprati, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2000.

Signature                                         Title
---------                                         -----

/s/ Sanford Miller
------------------------------------              Chairman of the Board and Chief Executive
Sanford Miller                                    Officer (Principal Executive Officer)

/s/ William S. Johnson
------------------------------------              Chief Financial Officer (Principal
William S. Johnson                                Financial Officer)

/s/ Thomas L. Kram
------------------------------------              Vice President, Controller
Thomas L. Kram                                    (Principal Accounting
                                                  Officer)
/s/ Jeffrey D. Congdon
------------------------------------              Director
Jeffrey D. Congdon

/s/ Ronald D. Agronin
------------------------------------              Director
Ronald D. Agronin

/s/ James F. Calvano
------------------------------------              Director
James F. Calvano

/s/ F. Perkins Hixon, Jr.
------------------------------------              Director
F. Perkins Hixon, Jr.

/s/ Martin P. Gregor
------------------------------------              Director
Martin P. Gregor

/s/ John P. Kennedy
------------------------------------              Director
John P. Kennedy

/s/ Stephen L. Weber
------------------------------------              Director
Stephen L. Weber